SMALLCAP World Fund, Inc.
333 South Hope Street
Los Angeles, California 90071-1406
Phone (757) 670-4877
Fax (757) 670-4685

Because the electronic format for filing Form N-SAR does not provide adequate space for responding to Items 72DD1 and 72DD2, 73A1 and 73A2, 74U1 and74U2, and 74V1 and 74V2, complete answers are as follows:

Item 72DD1 and 72DD2
Total income dividends for which record date passed during the period

Share Class	Total Income Dividends (000’s omitted)
Class A	$0
Class B	$0
Class C	$0
Class F-1	$0
Class F-2	$0
Total	$0
Class 529-A	$0
Class 529-B	$0
Class 529-C	$0
Class 529-E	$0
Class 529-F1	$0
Class R-1	$0
Class R-2	$0
Class R-3	$0
Class R-4	$0
Class R-5	$0
Class R-6	$0
Total	$0

Item 73 A1 and 73A2
Distributions per share for which record date passed during the period

Share Class	Dividends from Net Investment Income
Class A	$0.0000
Class B	$0.0000
Class C	$0.0000
Class F-1	$0.0000
Class F-2	$0.0000
Class 529-A	$0.0000
Class 529-B	$0.0000
Class 529-C	$0.0000
Class 529-E	$0.0000
Class 529-F1	$0.0000
Class R-1	$0.0000
Class R-2	$0.0000
Class R-3	$0.0000
Class R-4	$0.0000
Class R-5	$0.0000
Class R-6	$0.0000

Item 74U1 and 74U2
Number of shares outstanding

Share Class	Shares Outstanding (000’s omitted)
Class A	423,486
Class B	14,926
Class C	25,953
Class F-1	18,092
Class F-2	5,214
Total	487,671
Class 529-A	13,970
Class 529-B	1,761
Class 529-C	5,347
Class 529-E	830
Class 529-F1	1,168
Class R-1	1,242
Class R-2	20,757
Class R-3	18,025
Class R-4	12,538
Class R-5	8,500
Class R-6	10,446
Total	94,584

Item 74V1 and 74V2
Net asset value per share (to nearest cent)

Share Class	Net Asset Value Per Share
Class A	30.26
Class B	28.66
Class C	28.44
Class F-1	30.03
Class F-2	30.39
Class 529-A	30.13
Class 529-B	28.98
Class 529-C	28.94
Class 529-E	29.70
Class 529-F1	30.20
Class R-1	29.05
Class R-2	29.03
Class R-3	29.64
Class R-4	30.12
Class R-5	30.60
Class R-6	30.31